EXHIBIT 23.1

              INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the use in this Registration Statement of Nevwest Explorations Corp, on Form SB-2/A of our report dated September 17, 2007. We also consent to the reference to us under the heading "Experts."


/s/ Malone & Bailey, PC
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Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

November 5, 2007